SMARTVIDEO TECHNOLOGIES, INC.

INCENTIVE STOCK OPTION AGREEMENT

1.
Grant of Option. SmartVideo Technologies, Inc., a Delaware corporation, whose principal place of business is at 3505 Koger Boulevard, Suite 400, Duluth, GA 30096 (the “Company”) hereby grants to «First_Name» «Last_Name», an individual whose address is set forth below the optionee signature line (the “Optionee”), an option, pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”), to purchase the number of shares of common stock, par value $.001 per share, of the Company (“Common Stock”) set forth on Exhibit A attached hereto at the exercise price per share set forth on Exhibit A attached hereto, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. The Plan has been approved by the stockholders of the Company. No rights and obligations of the parties pursuant to this option agreement (this “Agreement”) shall conflict with such stockholder approval.

2.
Incentive Stock Option. This option is intended to qualify as an incentive stock option (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Any provision of this Agreement or the Plan which conflicts with the requirements of qualification as an Incentive Stock Option under the Code is null and void to the extent of such conflict and any ambiguities shall be resolved so that this option qualifies as an Incentive Stock Option.

3.	Exercise of Option; Provisions for Termination

a.	Vesting Schedule. The shares of Common Stock subject to this Agreement shall vest in accordance with Exhibit A attached hereto.

b.
Change In Control. Upon a Change in Control (as such term is defined in the Plan), all of the unvested option will accelerate and be exercisable for a period of five (5) business days immediately prior to the scheduled consummation of a Change in Control; provided, however, that any such acceleration and any exercise of the option during such five (5) day period shall be (i) conditioned on the consummation of the Change in Control and (ii) effective only immediately before the consummation of the Change in Control.

Upon consummation of any Change in Control, the Plan and any outstanding portion of the option that remains unexercised shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Change in Control for the continuation of the Plan and the assumption of options under the Plan theretofore granted, or for the substitution for such options of new options covering the stock of a successor company, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and the option granted hereunder shall continue in the manner and under the terms so provided, and the acceleration and termination provisions set forth in this Section 3 shall be of no effect. The Company will send written notice of a Change in Control to the Employee not later than a time at which the Company gives notice thereof to its stockholders.

c.
Expiration Date. This option may be exercised as to the number of shares that have vested in accordance with Section 3(a) above prior to the «Expiration_Date» anniversary of the date of grant (hereinafter, the “Expiration Date”), provided that no option may be exercised until it has fully vested in accordance with the vesting schedule set forth on Exhibit A attached hereto.

d.
Exercise Procedure. Subject to the conditions set forth in this Agreement, this option once vested shall be exercised by the Optionee’s delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for less than one whole share.

e.
Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the “Successor Corporation”) shall be considered for all purposes of this option to be employment by the Company.

f.
Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (f) and (g) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date); provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates any non-competition or confidentiality provisions of any agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon such violation.

g.
Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Optionee dies or becomes disabled or while on leave within three months after the Optionee ceases to be an employee of the Company (other than as the result of a discharge for “Cause” as specified in paragraph (g) below), this option shall be exercisable, within the period of one-year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution; provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Optionee”, as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

h.
Voluntary Resignation; Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment with the Company because he or she voluntarily resigns or is discharged for “Cause” (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the commission of an act in deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company or any of its subsidiaries or adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries; or (ii) the commission of any material act of disloyalty, dishonesty or breach of fiduciary duty to the Company, or(iii) the commission of an act of embezzlement, fraud; or (iv) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (v) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (vi) the charge by indictment or information with the commission of a felony involving charges of dishonesty or moral turpitude or the conviction of a felony of any kind; or (vii) the failure of the Optionee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this subsection (g), termination of employment shall be deemed to occur when the Optionee receives notice that his or her employment is terminated.

4.	Payment of Purchase Price

a.
Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a certified or bank check to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned for at least six months prior to the delivery of such Common Stock by the Optionee and having a fair market value equal in amount to the purchase price of such shares, (iii) by payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of this option having a fair market value as determined in accordance with Section 4(b) hereof, (iv) subject to the consent of the Company, by the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of this option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee’s direction at the time of exercise; (v) by any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Board of Directors which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board)), or (vi) by any combination of such methods of payment.

b.
Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, unless a recognized market value is available, the fair market value of any share of the Company’s Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

c.
Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

d.
Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

5.	Delivery of Shares; Compliance With Securities Laws, Etc.

a.
General. Upon payment of the option price for the number of shares purchased and paid for, Optionee may request prompt delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

b.
Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6.
Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process except that this option may be transferred as provided in paragraph (f) of Section 3 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7.
No Special Employment Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee for the period within which this option may be exercised, or for any other period.

8.
Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date the Optionee has exercised this option and delivered payment of the purchase price for such shares to the Company in accordance with the terms hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. The Optionee acknowledges that he has no rights to the grant of any equity interest, either at present or in the future, in the Company other than this option and any previously issued options, and that the grant of this option satisfies all obligations, including all contingent obligations, of the Company to the Optionee.

9.	Adjustment Provisions

a.
General. If, through or as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (A) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (B) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to this option, and (iii) the price for each share subject to this option, without changing the aggregate purchase price as to which this option remains exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 9 if such adjustment would cause this option to fail to comply with Rule 16b-3.

b.
Board Authority to Make Adjustments. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any will be made and the extent thereof will be final, binding and conclusive. Upon exercise of this option, the Company may at the discretion of the Board of Directors, pay to the Optionee cash equal to the fair market value of any fractional shares created by any such adjustments.

c.
Limits on Adjustments. No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10.
Withholding Taxes. The Company’s obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state, local and foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of this option. If the Company, in its discretion, determines that it must or should withhold or pay over tax with respect to the exercise of this option or a Disqualifying Disposition (as defined in Section 11 below) of shares of Common Stock acquired by the Optionee on exercise of this option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state, local and foreign taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a non-qualified option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state, local and foreign taxes attributable to the Optionee’s exercise of such non-qualified option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

11.
Disqualifying Disposition. Although the parties intend that this option shall qualify as an Incentive Stock Option, if this option is determined not to be an Incentive Stock Option, the Optionee understands that the Company is not responsible to compensate the Optionee or otherwise make up for the treatment of this option as a non-qualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this option and the requirements necessary to obtain favorable treatment under the Code, including, but not limited to, holding period requirements. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any shares of Common Stock acquired pursuant to the exercise of this option. Generally, a Disqualifying Disposition is any disposition (whether by sale, exchange, gift, transfer, or otherwise) of such shares before the later of (a) two years after the date the Optionee was granted this option or (b) one-year after the date the Optionee acquired shares by exercising this option. If the Optionee dies before such shares are sold, these holding period requirements do not apply and no Disqualifying Disposition would occur. The Optionee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Incentive Stock Option if he or she makes a Disqualifying Disposition of the shares acquired on exercise of this option.

12.	Investment Representations; Legends; Limitations on Certain Dispositions

a.	Representations. The Optionee represents, warrants and covenants that:

(i)
Any shares purchased upon exercise of this option shall be acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

(ii)
The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

(iii)	The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

(iv)
The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one-year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 12.

c.
Limitations on Certain Dispositions. The Optionee agrees, by accepting this option, that if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, directly or indirectly, without the prior written consent of the Company, sell, offer or agree to sell, grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock purchased upon exercise of this option for a period of 90 days after the effective date of such registration statement.

13.
Interpretation of this Agreement. All decisions and interpretations made by the Committee (as defined in Section 2 of the Plan) with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise this option as provided herein. In the event there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern, subject to the provisions of Section 2 above.

14.	Miscellaneous

a.	Except as provided herein, this Option Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

b.
All notices under this Option Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

c.	This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

Date of Grant: «Month_of_Grant» «Day_of_Grant», «Year_of_Grant»

SMARTVIDEO TECHNOLOGIES, INC. By:__________________________ Name: Ronald A. Warren Title: Corporate Secretary

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Equity Incentive Plan.

OPTIONEE:

________________________________
Name:	«First_Name» «Last_Name»
Address:	«Address_Line_1»
«Address_Line_2»
«City»,«State» «ZIP_Code»

Corporate Seal

OPTIONEE’S ACCEPTANCE

EXHIBIT A

Name of Employee (the “Employee”):	«First_Name» «Last_Name»
Date of this option grant:	«Month_of_Grant» «Day_of_Grant», «Year_of_Grant»
Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):	«Shares_Granted»
Option exercise price per share: «Exercise_Price»	Vesting Start Date: «Vesting_Start_Date»
Percent of Shares Vesting Annually: «Annually_» %	Number of Shares Vesting Annually: «Annual_Shares»

Vesting Schedule

Vesting Date	Shares Vested	Percent Vested
«M_1»	«Shares_1»	«M__1» %
«M_2»	«Shares_2»	«M__2» %
«M_3»	«Shares_3»	«M__3» %
«M_4»	«Shares_4»	«M__4» %
«M_5»	«Shares_5»	«M__5» %
«M_6»	«Shares_6»	«M__6» %
«M_7»	«Shares_7»	«M__7» %
«M_8»	«Shares_8»	«M__8» %
«M_9»	«Shares_9»	«M__9» %
«M_9»	«Shares_10»	«M__10» %
«M_11»